Exhibit 10.1

SENIOR SECURED PROMISSORY NOTE

$8,500,000.00

October 13, 2026 (the “Issuance Date”)

FOR VALUE RECEIVED, the undersigned, SKYX Platforms Corp. (the “Maker”), a Florida corporation, hereby promises to pay to the order of Massachusetts Mutual Life Insurance Company and MassMutual Ascend Life Insurance Company, or their registered assigns (collectively, “Holder”), the principal amount of USD $8,500,000.00 (the “Principal Amount”), together with interest thereon, in each case in lawful money of the United States of America and in accordance with the terms and conditions of this Senior Secured Promissory Note (this “Note”).

WHEREAS, Deako, Inc., a Delaware corporation (“Deako”), the Maker, Lumineer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Maker (“Merger Sub”), and WT Representative LLC have entered into that certain Agreement and Plan of Merger, dated as of September 9, 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Note, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Deako, with Deako surviving as a wholly owned subsidiary of the Maker; and

WHEREAS, pursuant to the Merger Agreement, the Maker has agreed to pay to the Holder $12,500,000 on behalf of Deako, with $2,000,000 paid in cash upon signing of the Merger Agreement, $2,000,000 paid in cash at the closing of the Merger (the “Closing Date”), and $8,500,000 paid by the issuance of this Note, collectively in full satisfaction of the Existing Senior Notes (as defined in the Merger Agreement), and cause to be issued into escrow, for the benefit of the Holder and certain other beneficiaries, up to 25,000,000 shares of common stock of the Maker.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker hereby agrees as follows:

1. Principal Amount; Maturity. The Maker shall pay $2,250,000 of the Principal Amount on the date that is one hundred twenty (120) days after the Closing Date (or, if such date is not a Business Day, the next succeeding Business Day) (the “Initial Payment Date”), and the remaining $6,250,000 of the Principal Amount shall be due and payable on the twelve (12) month anniversary of the Closing Date (or, if such date is not a Business Day, the next succeeding Business Day) (the “Maturity Date”). All payments under this Note shall be made in full, without setoff, counterclaim, deduction or withholding of any kind, except as required by applicable law, and shall be divided and paid equally to each of the persons comprising the Holder under this Note. For purposes of this Note, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Upon payment in full of all principal and interest payable hereunder, pursuant to the terms hereof, this Note shall be surrendered to the Maker for cancellation.

2. Interest. This Note shall bear interest (“Interest”) on the outstanding Principal Amount at the fixed rate of twelve percent (12.00%) per annum (the “Interest Rate”). Accrued and unpaid Interest on the portion of the Principal Amount due on the Initial Payment Date shall be due and payable on the Initial Payment Date, and all other accrued and unpaid Interest shall be due and payable on the Maturity Date. Upon the occurrence and during the continuance of an Event of Default, the outstanding Principal Amount shall bear interest (including post-petition interest in any proceeding under any debtor relief law), from the date of such Event of Default until such Event of Default is cured or waived, at a rate per annum equal to the Interest Rate plus five percent (5.00%), payable on demand. Interest shall accrue from and including the Issuance Date to but excluding the date on which the Principal Amount and all accrued interest thereon are paid in full or forgiven, cancelled, and discharged. Interest shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months (30/360 day-count convention).

3. Events of Default; Acceleration. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) failure to make any payment of principal or interest when due;

(b) default in the payment or performance of any material obligation or covenant of the Maker contained in this Note, other than any such term referred to in any other provision of this Section 3, and such default shall continue for a period of thirty (30) days after the earlier of (i) an officer of the Maker becoming aware of such default or (ii) written notice of such default shall have been received by the Maker from the Holder hereof;

(c) if the Maker shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

(d) if the Maker shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Maker or of all or any substantial part of its properties;

(e) if within sixty (60) days after the commencement of any proceedings against the Maker seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Maker, of any trustee, receiver or liquidator of the Maker or of all or any substantial part of its properties, such appointment shall not have been vacated;

(f) any representation, warranty or certification made or deemed made by the Maker in this Note or in any statement or certificate at any time given by the Maker in writing pursuant hereto or in connection herewith shall be incorrect or misleading in any material respect as of the date made or deemed made;

(g) the Maker shall fail to pay when due any principal of or interest on any other indebtedness for borrowed money in an aggregate principal amount in excess of $1,000,000, or any other default or event of default shall occur under any agreement or instrument evidencing or governing such indebtedness, in each case beyond any applicable notice or cure period, and, as a result thereof, the holder or holders of such indebtedness shall have actually accelerated such indebtedness and declared it due prior to its stated maturity;

(h) one or more final judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Maker and shall remain unpaid, undischarged, unvacated, unstayed or unbonded for a period of thirty (30) consecutive days after entry thereof;

(i) any person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC thereunder) of 50% or more of the outstanding voting equity interests of the Maker; or the Maker shall have consummated any merger, consolidation or similar business combination transaction pursuant to which the holders of the Maker’s voting equity interests immediately prior thereto hold less than 50% of the outstanding voting equity interests of the surviving or resulting entity; or the Maker shall have sold, transferred or otherwise disposed of all or substantially all of its assets (each, a “Change of Control”);

2

(j) the common stock of the Maker shall cease to be listed or quoted for trading on, or shall have been suspended from trading on, The Nasdaq Stock Market LLC (“Nasdaq”) and shall not resume listing or quotation for trading on Nasdaq or on another national securities exchange (other than the OTC Pink marketplace) within thirty (30) trading days; or

(k) at any time, (i) this Note ceases to be in full force and effect (other than by reason of the satisfaction in full of all of the Maker’s obligations hereunder in accordance with the terms hereof) or shall be declared null and void, or the Holder shall not have or shall cease to have a valid first-priority lien in any Collateral purported to be covered by this Note, perfected as set forth in Section 6(h), with the priority required hereby, or (ii) the Maker shall contest the validity or enforceability of this Note in writing or deny in writing that it has any further liability hereunder, or (iii) the Maker shall contest the validity or perfection of any lien in any Collateral purported to be covered hereby.

(I) Upon the occurrence of any Event of Default (other than any Event of Default described in Section 3(c), Section 3(d) or Section 3(e)), upon notice to the Maker by the Holder (subject to any period of cure set forth therein), and (II) upon the occurrence of any Event of Default described in Section 3(c), Section 3(d) or Section 3(e), automatically: (x) all of the then-outstanding Principal Amount, all accrued and unpaid interest thereon, all fees and all other obligations under this Note shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker; and (y) the Holder may exercise any and all of its other rights and remedies under applicable law or at equity.

4. Security Agreement.

(a) Grant of Security Interest. To secure the prompt payment and performance in full of all obligations of the Maker hereunder to the Holder and its assigns, the Maker hereby grants to the Holder and its assigns a continuing security interest in and lien on all of the Maker’s right, title and interest in, to and under all personal property of the Maker, whether now owned or existing or hereafter acquired or arising and wherever located, including, without limitation, the following (collectively, the “Collateral”):

(i) All accounts, accounts receivable, contract rights, general intangibles related to or arising from any account, debit balances, notes, documents, chattel paper, instruments, acceptances, drafts or other forms of obligations and receivables of the Maker arising from the sale or lease of inventory or rendition of services by the Maker, or on behalf of the Maker, in the ordinary course of its business or otherwise (all of the foregoing being herein collectively called “Accounts”), and all proceeds therefrom including without limitation, proceeds of insurance thereon and all guaranties, supporting obligations, securities, and liens which the Maker may hold for the payment of any Accounts, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of unpaid vendor or lienor, and any liens held by the Maker as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise.

(ii) All documents, instruments, documents of title, policies and certificates of insurance, guaranties, securities, chattel paper, deposit accounts, investment property, letter-of-credit rights, money, deposits, proceeds of insurance, cash, liens or other property relating to Accounts and owned by the Maker or in which the Maker has an interest, which are now or may hereafter be in the possession of the Maker or as to which the Maker may now or hereafter control possession by documents of title or otherwise.

3

(iii) All of the Maker’s tangible property of whatever nature or description, now or hereafter used, owned or held, including without limitation all furniture, fixtures, equipment, inventory and supplies.

(iv) All of the Maker’s intangible property of whatever nature or description, including without limitation, all general intangibles, payment intangibles, software, intellectual property, trade names, trademarks, service marks, computer programs (including source code and object code), patents and copyrights now owned or hereafter acquired.

(v) All books and records relating to any of the foregoing, and all renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all the foregoing.

The Maker’s grant of such security interests to the Holder shall secure the payment and performance of the indebtedness, obligations and liabilities of the Maker to the Holder pursuant to this Note, including all reasonable and documented out-of-pocket legal and other professional fees incurred in connection with the enforcement of this Note by Holder.

(b) First-Priority Lien. The security interest granted to the Holder hereunder shall constitute a first-priority lien on and security interest in the Collateral, subject in priority only to those liens and security interests in the Collateral that (i) exist as of the Issuance Date and (ii) are specifically described under the heading “Senior Permitted Liens” on Schedule 4(b) attached hereto (“Senior Permitted Liens”). The liens and security interests described under the heading “Existing Subordinated Liens” on Schedule 4(b) shall constitute permitted liens hereunder but shall remain subordinate in priority to the security interest granted to the Holder hereunder in accordance with their terms (“Junior Permitted Liens”). The liens described under both such headings are collectively referred to herein as the “Permitted Liens”. The Maker shall not create, incur, assume or permit to exist any lien or security interest in the Collateral other than the Permitted Liens unless such lien or security interest is expressly subordinate to the security interest granted to the Holder hereunder.

(c) The Maker hereby agrees that the Holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code as applicable to the Collateral. The Maker agrees that at any time, and from time to time, at the request of the Holder, the Maker shall execute and deliver (or cause to be executed and delivered) any and all such further instruments and/or documents (including without limitation, UCC-1 financing statements) as the Holder may consider reasonably necessary or desirable in order to effectuate, complete, perfect or preserve and maintain the lien created hereby. Upon any failure by the Maker to do so, the Holder may make, execute, record, file, re-record or refile any and all such instruments and documents for and in the name of the Maker; the Maker hereby irrevocably appoints the Holder as the agent and attorney-in-fact of the Maker to do so; and the Maker shall reimburse the Holder, on demand, for all costs and expenses incurred by the Holder in connection therewith, such amount being added to the indebtedness arising under the Note.

(d) The security interest created hereunder shall terminate upon the payment in full by the Maker to the Holder of any and all indebtedness, obligations and liabilities arising from, or in any way related to, the Note.

4

(e) Events of Default; Acceleration of Maturity. If an Event of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority), then, in addition to the remedies provided for elsewhere in this Note and without limitation thereof, at the option of the Holder exercised by written notice to the Maker and subject to the rights of holders of Permitted Liens, the Holder may (A) foreclose the liens and security interests created under this Note or under any other agreement relating to the Collateral, by any available judicial process, (B) enter any premises where any of the Collateral may be located for the purpose of taking possession or removing the same, and (C) sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker’s board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Holder, all at the sole option of the Holder and as the Holder, in its sole discretion, may deem advisable and to the extent permitted by law, the Holder may bid or become a purchaser at any such sale, and the Holder shall have the right, at its option, to apply or be credited with the amount of all or any part of the obligations owing by the Maker to the Holder under this Note, against the purchase price bid by the Holder at any such sale. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral (including, without limitation a sale where the Holder is the purchaser) shall be applied first to the expenses (including reasonable attorneys’ and other professional fees) of retaking, holding, storing, processing and preparing the Collateral for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all such obligations, application as to particular obligations or against principal or any interest to be in the sole discretion of the Holder. The Holder shall give the Maker at least ten (10) days’ prior written notice of the time and place of any public sale of Collateral.

(f) Suits for Enforcement. In case any one or more of the Events of Default shall have occurred and be continuing, the Holder may proceed to protect and enforce rights of the Holder either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Note or in aid of the exercise of any power granted in this Note, including without limitation, possession or foreclosure on the Collateral securing the Note, or the Holder may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Holder.

(g) Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(h) Remedies Not Waived. No course of dealing between the Maker and the Holder and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Holder.

(i) Notice of Action of Claimed Defaults. If a holder of other obligations of the Maker shall give any notice of a claimed default or event of default (as those terms may be defined in the relevant documentation) or shall take any other action with respect to a claimed default or event of default, immediately upon obtaining knowledge thereof, the Maker shall give the Holder written notice specifying such action and the nature and status of the claimed default or event of default.

5. Representations and Warranties. The Maker represents and warrants to the Holder that:

(a) The Maker is duly incorporated, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own its property and conduct its business and to execute and deliver, and perform under, this Note.

(b) The execution, delivery and performance by the Maker of this Note have been duly authorized by all necessary corporate action, and this Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

5

(c) The execution, delivery and performance by the Maker of this Note do not violate the Maker’s organizational documents, any applicable law or any material agreement binding on the Maker, and no consent, approval, authorization or filing is required in connection therewith other than those obtained or made or those contemplated by this Note.

(d) The Maker has good and marketable title to, or valid rights in, the Collateral sufficient to grant the security interest contemplated hereby, free and clear of all liens other than Permitted Liens, and the security interest granted to the Holder in the Collateral is a valid and enforceable security interest, subject to the perfection and priority steps contemplated by this Note.

(e) No action, suit, investigation or proceeding is pending or, to the Maker’s knowledge, threatened against the Maker that could reasonably be expected to result in a material adverse effect on the Maker’s ability to perform its obligations under this Note or on the validity, enforceability, perfection or priority of the security interest granted to the Holder, and the Maker is in compliance in all material respects with applicable laws and required permits.

(f) All written information furnished by or on behalf of the Maker to the Holder in connection with this Note is true and correct in all material respects and does not omit any material fact necessary to make such information, in light of the circumstances in which it was furnished, not misleading; and the Maker has filed all material tax returns required to be filed and paid all material taxes when due, except those being contested in good faith by appropriate proceedings with adequate reserves.

(g) Each Junior Permitted Lien is subordinate in lien priority and in right of payment to the security interest granted to the Holder hereunder and the obligations of the Maker under this Note.

6. Affirmative Covenants. Until all amounts payable under this Note have been paid in full, the Maker shall perform all covenants in this Section:

(a) The Maker shall at all times preserve and maintain its corporate existence, rights, franchises, licenses and permits material to its business and maintain its property in good working order and condition, ordinary wear and tear excepted.

(b) The Maker shall pay and discharge before delinquent all taxes, assessments and governmental charges and all material claims that could become a lien on the Collateral, except for those being investigated and/or contested in good faith by appropriate proceedings with adequate reserves.

(c) The Maker shall maintain insurance with responsible and financially sound insurers against risks and in amounts customary for businesses of similar size and type.

(d) The Maker shall maintain complete and accurate books and records relating to the Maker’s business and the Collateral and, upon reasonable notice during normal business hours and no more than once per twelve (12) month period, permit the Holder and its representatives to inspect the Collateral and such books and records, in each case in a manner that does not unreasonably interfere with the Maker’s business.

(e) The Maker shall deliver to the Holder (i) within forty-five (45) days after the end of each fiscal quarter and ninety (90) days after the end of each fiscal year, the Maker’s consolidated financial statements for such period (which obligation shall be deemed satisfied for so long as the Maker timely files its quarterly reports on Form 10-Q and annual reports on Form 10-K with the SEC).

6

(f) The Maker shall notify the Holder promptly, and in any event within five (5) days after obtaining knowledge thereof, of (i) any Event of Default, (ii) any material litigation, investigation, judgment or governmental action involving the Maker, or (iii) any material loss, damage or impairment of the Collateral or any material change in the Maker’s business or financial condition, in each case, when such event, action, loss or change could reasonably be expected to have a material adverse effect on the Maker or its ability to perform its obligations under this Note.

(g) The Maker shall comply in all material respects with all applicable laws, rules, regulations, orders and other requirements of any governmental authority applicable to it, its business or its property, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Maker or its ability to perform its obligations under this Note.

(h) The Maker shall execute, deliver and take all actions reasonably requested by the Holder to establish, maintain, protect and enforce the Holder’s lien and security interest in the Collateral, including the filing and continuation of UCC-1 financing statements and amendments thereto. On or prior to the Issuance Date, the Maker shall authorize the filing of all applicable UCC-1 financing statements reasonably requested by the Holder. The Maker shall not be required to enter into any control agreements, deliver possession or control of any Collateral, or make any intellectual property filings; provided that nothing in this Section 6 (h) shall limit (i) the Holder’s rights under Section 4(c) or (ii) the Holder’s rights and remedies under Sections 4(e) and 4(f) following an Event of Default.

7. Negative Covenants. Until all amounts payable under this Note have been paid in full, the Maker shall comply with all covenants in this Section:

(a) The Maker shall not create, incur, assume or permit to exist any lien or security interest on the Collateral other than a Permitted Lien or a lien expressly subordinated to the lien of the Holder pursuant to a written agreement reasonably satisfactory to the Holder.

(b) The Maker shall not incur, assume or guarantee any indebtedness for borrowed money, any indebtedness evidenced by a note, bond, debenture or other debt instrument, or any guaranty thereof, other than (i) indebtedness existing on the Issuance Date and disclosed in writing to the Holder, (ii) ordinary-course trade payables that are not more than sixty (60) days overdue, (iii) other indebtedness expressly approved in writing by the Holder, (iv) additional indebtedness that is expressly subordinated in right of payment to the obligations of the Maker under this Note, and (v) additional indebtedness that ranks pari passu in right of payment with the obligations of the Maker under this Note in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

(c) The Maker shall not sell, transfer or otherwise dispose of any Collateral, other than (i) sales of inventory in the ordinary course of business for fair value and (ii) dispositions of obsolete or worn-out property replaced with comparable property.

(d) The Maker shall not (i) declare or pay any dividend or other distribution with respect to its common stock; provided that the Maker may pay cash or common stock dividends on its outstanding preferred stock (provided further, however, that any such cash dividends shall not exceed $1,200,000 in any fiscal year), (ii) redeem, repurchase or otherwise acquire any of its equity interests, or (iii) make any payment on account of, or redeem, repurchase, prepay, defease or otherwise satisfy prior to its scheduled maturity, the indebtedness described under the heading “Existing Subordinated Liens” in Schedule 4(b) or any other indebtedness that is subordinated in right of payment to the obligations under this Note; provided, however, that the Maker may make regularly scheduled payments of principal and interest on such indebtedness when due and payable in accordance with its terms so long as no Event of Default has occurred and is continuing under this Note (and, upon the occurrence and during the continuance of an Event of Default under this Note, no such payment shall be made without the prior written consent of the Holder).

7

(e) The Maker shall not liquidate, dissolve or sell all or substantially all of its assets, or consummate any Change of Control.

(f) The Maker shall not make any loan or advance to, or acquire any equity interest in, any affiliate or enter into any transaction with any affiliate, other than (i) loans or advances to affiliates for operating or working capital purposes; provided that upon the occurrence and during the continuance of an Event of Default under this Note, all such loans or advances shall be immediately due and payable and the proceeds received therefrom by Maker shall be applied to the obligations outstanding under this Note, (ii) transactions with affiliates in the ordinary course of business on arm’s-length terms and (iii) ordinary-course compensation and benefits.

(g) The Maker shall not enter into or become subject to any agreement or arrangement that prohibits or restricts (i) the incurrence of indebtedness or other obligations under this Note or (ii) the creation, incurrence or existence of any lien or security interest in favor of the Holder on any Collateral.

(h) The Maker shall not amend, waive, terminate or consent to any modification of its organizational documents or any material agreement relating to the Collateral or the Maker’s other indebtedness or obligations, in each case, if such amendment, waiver, termination or modification could reasonably be expected to materially and adversely affect the Holder, the Collateral or the Maker’s ability to perform its obligations under this Note.

(i) The Maker shall not change its name, identity, jurisdiction of organization or chief executive office, or maintain any Collateral at any location not previously disclosed to the Holder, unless the Maker provides the Holder with at least thirty (30) days’ prior written notice thereof.

8. Transfer, Division and Combination. Subject to Section 17, this Note and all rights of the Holder hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Maker, together with a written assignment of this Note substantially in the form attached hereto duly executed by the Holder or its agent and, if applicable, funds sufficient to pay any transfer taxes payable in connection with such transfer. Upon such surrender and, if required, such payment, the Maker shall execute and deliver a new Note or Notes in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and, if applicable, shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled. The Maker shall prepare, issue and deliver at its own expense (other than transfer taxes, if applicable) the new Note or Notes. The Maker agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Notes.

9. Prepayment. In its sole discretion and upon giving prior written notice, the Maker will have the right to prepay the entire then-outstanding principal amount of the Note, together with all accrued and unpaid Interest thereon through the date of prepayment, at any time.

10. Amendments and Waivers. Subject to this Section 10, no term of this Note may be amended without the written consent of the Maker and the Holder. The observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), including any waiver that has the effect of extending the Initial Payment Date or the Maturity Date, only with the written consent of the Maker and the Holder.

8

11. Governing Law. This Note and all claims or causes of action (whether in contract, tort, or otherwise) that may be based upon, arise out of, or relate to this Note or the negotiation, execution, or performance of this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

12. Jurisdiction; Venue. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan and any appellate court therefrom, and, if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County and any appellate court therefrom in any action, suit, or proceeding arising out of, relating to, or in connection with this Note, or for recognition or enforcement of any judgment, and each party irrevocably agrees that all claims in respect of any such action, suit, or proceeding may be heard and determined in such courts. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any action, suit, or proceeding arising out of or relating to this Note in any such court, and (ii) the defense of an inconvenient forum to the maintenance of such action, suit, or proceeding in any such court.

13. WAIVER OF JURY TRIAL. EACH OF THE MAKER AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, CLAIM, COUNTERCLAIM, OR CROSS-CLAIM ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14. Indemnification. The Maker shall indemnify, defend and hold harmless the Holder and its affiliates and their respective officers, directors, employees, agents and representatives (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and expenses, arising out of or relating to (i) the execution, delivery, performance, administration or enforcement of this Note or any other document entered into in connection herewith, or (ii) any material breach by the Maker of any representation, warranty, covenant or other obligation under this Note; provided that the Maker shall not be liable to any Indemnified Party for any such losses, claims, damages, liabilities, costs or expenses to the extent resulting from the gross negligence, bad faith, willful misconduct or material breach of this Note by such Indemnified Party.

15. Expenses. The Maker shall pay all reasonable and documented out-of-pocket costs and expenses incurred by the Holder in connection with (i) the negotiation, preparation, execution, delivery, administration, amendment, modification or waiver of this Note or any other document entered into in connection herewith; provided that the aggregate attorneys’ and other professional fees and expenses payable by the Maker pursuant to this clause (i) shall not exceed $15,000, and (ii) the enforcement, preservation or protection of the Holder’s rights and remedies under this Note or with respect to the Collateral, including in any bankruptcy, insolvency, receivership or other judicial proceeding, in each case including reasonable attorneys’ and other professional fees and expenses and all filing, recording, search and other similar fees and expenses.

9

16. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and shall be deemed duly given (a) when delivered personally, (b) when sent by email, provided that no notice of non-delivery is received, (c) one (1) Business Day after deposit with a nationally recognized overnight courier service, or (d) three (3) Business Days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, in each case addressed as follows:

If to the Maker:

SKYX Platforms Corp.

2855 W. McNab Road

Pompano Beach, Florida, 33069

Attention: Leonard Sokolow and Rob Powell

Email: [***]; [***]

with a copy to:

Thompson Hine LLP

3900 Key Center, 127 Public Square

Cleveland, Ohio 44114

Attention: Jurgita Ashley

Email: [***]

If to the Holder:

Massachusetts Mutual Life Insurance Company

MassMutual Ascend Life Insurance Company

c/o Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor
New York, NY 10152-2501
Attention: Bao Truong
Email: [***]

or, in each case, to such other address or email address as such party may designate by written notice to the other party in accordance with this Section 16.

17. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Maker and the Holder and their respective successors and permitted assigns; provided that neither party may assign or delegate any of its rights or obligations under this Note without the prior written consent of the other party. Notwithstanding the foregoing, the Holder may assign this Note, without the consent of the Maker, to (i) an affiliate of any Holder or a successor to any Holder by merger, consolidation or sale of all or substantially all of the Holder’s assets, and (ii) Great American E&S Insurance Company, any affiliate thereof, or any successor thereto by merger, consolidation or sale of all or substantially all of its assets, provided in each instance that such assignee agrees in writing to be bound by the terms of this Note as the Holder hereunder.

10

18. Severability. If any provision of this Note is held to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or render such provision invalid, illegal or unenforceable in any other jurisdiction.

19. Entire Agreement. This Note, together with the schedules and other documents entered into in connection herewith, constitutes the entire agreement between the Maker and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and communications, whether written or oral, relating thereto. For the avoidance of doubt, nothing in this Section 19 shall supersede, amend or modify the Merger Agreement.

20. Counterparts; Electronic Signatures. This Note may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Note by electronic transmission, including by PDF or other electronic means, shall be effective as delivery of a manually executed counterpart hereof.

21. Headings. The headings contained in this Note are for convenience of reference only and shall not affect the interpretation or construction of this Note.

22. Survival. All representations, warranties, covenants and agreements of the Maker contained in this Note that by their nature are intended to survive the payment or satisfaction of the obligations hereunder shall survive such payment or satisfaction. Without limiting the foregoing, the Maker’s obligations with respect to indemnification, expenses and any other amounts payable under this Note shall survive the payment in full of the principal of and interest on this Note and the termination of this Note.

23. Lien Priority Agreements.

(a) Promptly upon reasonable request, the Holder shall enter into a lien priority or subordination agreement with any creditor whose lien constitutes a Senior Permitted Lien, on commercially reasonable terms reasonably acceptable to the Holder, solely to evidence the priority of such Senior Permitted Lien over the security interest granted hereunder. No such agreement shall subordinate the indebtedness evidenced by this Note in right of payment or amend, waive or otherwise modify the Holder’s rights under this Note, except to the extent necessary to give effect to the agreed lien priority of such Senior Permitted Lien.

(b) Within thirty (30) days after the Issuance Date, the Maker shall request and use commercially reasonable efforts to obtain fully executed intercreditor or subordination agreements, on commercially reasonable terms reasonably acceptable to the Holder, between the Holder and any creditor whose lien constitutes a Junior Permitted Lien (each, a “Subordination Agreement”), pursuant to which each such creditor acknowledges and agrees that its security interest in the Collateral and its right to payment with respect to the obligations secured by such Junior Permitted Lien are subordinate to the security interest and payment obligations of the Maker under this Note. The failure of any such creditor to execute and deliver a Subordination Agreement shall not constitute an Event of Default under Section 3(b) of this Note so long as the Maker continues to use commercially reasonable efforts to obtain the same.

[Signature Page Follows]

11

IN WITNESS WHEREOF, the Maker has duly executed and delivered this Note as of the date first written above.

MAKER:

SKYX PLATFORMS CORP.

By:	/s/ Leonard J. Sokolow
Name:	Leonard J. Sokolow
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

Massachusetts Mutual Life Insurance Company,

a Massachusetts life insurance company

By: Centerbridge Martello Advisors, LLC,

a Delaware limited liability company, its

investment advisor

By:	/s/ Bao Truong
Name:	Bao Truong
Title:	Authorized Signatory

MassMutual Ascend Life Insurance Company,

a Massachusetts life insurance company

By: Centerbridge Martello Advisors, LLC,

a Delaware limited liability company, its

investment advisor

By:	/s/ Bao Truong
Name:	Bao Truong
Title:	Authorized Signatory

[Signature Page to Senior Secured Promissory Note]

FORM OF ASSIGNMENT

FOR

SENIOR SECURED PROMISSORY NOTE

(To assign the foregoing Note, execute this form and supply required information)

FOR VALUE RECEIVED, the foregoing principal amount of the Senior Secured Promissory Note and all rights evidenced thereby are hereby assigned to:

Assigned Principal Amount: $ ___________________________

Name:

Address:

Tax ID:

Dated: _____________________

By:
Name:
Title:

(Signature must conform in all respects to the name of the holder as specified on the face of the note)

Signature Guaranteed: _____________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.